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EXHIBIT 14

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the "Registration Statement") of our report dated May 12, 1999, relating to the financial statements and financial highlights appearing in the March 31, 1999 Annual Report to Shareholders of Scudder Massachusetts Tax Free Fund which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Administrative Fee" in the Proxy Statement/Prospectus and under the headings "Financial Highlights" in the Prospectus and "Experts" in the Statement of Additional Information dated August 1, 1999.

PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
March 1, 2000


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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the "Registration Statement") of our report dated May 19, 1999, relating to the financial statements and financial highlights appearing in the March 31, 1999 Annual Report to Shareholders of Scudder Massachusetts Limited Term Tax Free Fund which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Administrative Fee" in the Proxy Statement/Prospectuses and under the headings "Financial Highlights" in the Prospectus and "Experts" in the Statement of Additional Information dated August 1, 1999.

PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
March 1, 2000